UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2024

Kaival Brands Innovations Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40641	83-3492907
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4460 Old Dixie Highway

Grant-Valkaria, Florida 32949

(Address of principal executive office, including zip code)

Telephone: (833) 452-4825

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	KAVL	The Nasdaq Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On March 13, 2024, Kaival Brands Innovations Group, Inc. (the “Company,” “we” or “us”), received a letter from the Listing Qualifications Department (the “Staff”) of The NASDAQ Stock Market (“Nasdaq”) notifying the Company that, as a result of the resignation of Mr. John Brooks and Mr. George Chuang as directors of the Company (as described in Item 5.02 of the Company’s Current Report on Form 8-K dated February 26, 2024), the Company no longer complies with Nasdaq’s audit committee requirement under Listing Rule 5605 (the “Rules”) and that, as such, Mr. David Worner is now the sole independent director remaining on the Company’s audit committee) and the Company is not eligible for the cure period under the Rules. The Staff stated in the letter that, under the Rules, the Company has 45 calendar days to submit a plan to regain compliance. If the Staff accepts the Company’s plan, the Staff can grant an extension of up to 180 calendar days from March 13, 2024 to evidence compliance.

The Company plans to provide the Staff prior to April 24, 2024 with the Company’s plan to regain compliance. In the event the company’s compliance plan is not accepted, the Company may appeal the determination to a Hearings Panel.

The Notice has no immediate effect on the Company’s Nasdaq listing, and its common stock will continue to be listed under the symbol “KAVL”.

The Company is evaluating potential director candidates and intends to regain compliance with the Nasdaq Listing Rule 5605 prior to the expiration of the applicable compliance period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 15, 2024	Kaival Brands Innovations Group, Inc.

	By:	/s/ Nirajkumar Patel
Nirajkumar Patel
Chief Executive Officer